EXHIBIT 16

(Letterhead James D. A. Holley, Inc.)






March 25, 1994



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC   20549

Gentlemen:

We hereby concur with the information included under the caption "Ratification of Appointment of Independent Auditors" included in the Registrant's Proxy Statement dated April 7, 1994.

/s/ JAMES D. A. HOLLEY & CO.